Page 36
Exhibit 21

LIST OF SUBSIDIARIES

Registrant - National Service Industries, Inc.

Registrant owns all of the common stock of the following subsidiaries:

                                                                                State or Other
                                                                                Jurisdiction
                                                                                of Incorporation
Subsidiary                                         Principal Location           or Organization
Lithonia Lighting Mexico, S.A. de C.V.             Monterrey, Nuevo Leon        Mexico
Lithonia Lighting Products Co. of Arizona          Conyers, Georgia             Arizona
Lithonia Lighting Products Co. of Georgia          Conyers, Georgia             Georgia
Lithonia Lighting Products Co. of Nevada           Conyers, Georgia             Nevada
NSI Holdings, Inc.                                 Montreal,Quebec,Canada       Canada
NSI Insurance (Bermuda) Ltd.                       Hamilton, Bermuda            Bermuda
NSI Leasing, Inc.                                  Atlanta, Georgia             Delaware
Productos Lithonia Lighting de Mexico,S.A.de C.V.  Monterrey, Nuevo Leon        Mexico
Lithonia Lighting Servicios, S.A. de C.V.          Monterrey, Nuevo Leon        Mexico
Selig Company of Puerto Rico, Inc.                 Atlanta, Georgia             Puerto Rico
South Insulation Co., Inc.                         Atlanta, Georgia             Texas

I.A. Enterprises, Inc.which owns the stock of-     Santa Clara, California      California
        Keplime B.V.                               Bergen op Zoom, Holland      Netherlands

ZEP Europe B.V. which owns the stock of-           Bergen op Zoom, Holland      Netherlands
        ZEP FRANCE                                 Nogent-le-Roi, France        France
        Zep Industries S.A.                        Nogent-le-Roi, France        France
        Resolve S.A.                               Nogent-le-Roi, France        France
        Research Development Industries S.A.       Nogent-le-Roi, France        France
        Chemical Continental Industries  S.A.R.L   Nogent-le-Roi, France        France
        Zep Italia S.r.l.                          Aprilia, Italy               Italy
        ZEP Belgium S.A.                           Brussels, Belgium            Belgium
        Research Development Industries S.A.       Bern, Switzerland            Switzerland
        Graham International B.V.                  Bergen op Zoom, Holland      Netherlands
        Kem Europa B.V.                            Bergen op Zoom, Holland      Netherlands
        Cerfact Europa B.V.                        Bergen op Zoom, Holland      Netherlands
        Chemical Specialties B.V.                  Bergen op Zoom, Holland      Netherlands


The consolidated financial statements include the accounts of all subsidiaries.